Crowe Horwath LLP
Independent Member Crowe Horwath International

488 Madison Avenue, Floor 3
New York, New York 10022-5722
Tel 212.572.5500
Fax 212.572.5572
www. crowehorwath.com

January 22, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Capricor Therapeutics, Inc. dated January 17, 2014 and are in agreement with those statements.

Sincerely,

/s/ Crowe Horwath LLP

Crowe Horwath LLP

New York, New York

cc:	Mr. Gregory Schafer
Audit Committee Chairman
Capricor Therapeutics, Inc.